EXHIBIT 31.4
CHIEF FINANCIAL OFFICER CERTIFICATION
CERTIFICATION
I, Michael G. McAuley, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of RTI International Metals, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael G. McAuley
Michael G. McAuley Senior Vice President, Chief Financial Officer and Treasurer (principal accounting officer)
Date: April 29, 2015